EXHIBIT 99.1

PRESS RELEASE

EMCORE Corporation Announces Appointment of Industry Expert Ed Coringrato to Its Board of Directors

ALHAMBRA, California, June 6, 2016 - EMCORE Corporation (NASDAQ: EMKR), a leading provider of Indium Phosphide (InP) optical chips, components, subsystems and systems for the broadband and specialty fiber optics market, announced today the appointment of Ed Coringrato to EMCORE's Board of Directors.

Ettore (“Ed”) J. Coringrato, Jr. currently serves as a Board member of Nanowave Technologies, Inc., a manufacturer of microwave and millimeter-wave components and high power solid state transmit/receive subsystems for commercial aerospace, defense, medical, communications and industrial applications. He was a Senior Advisor to Nanowave from January 2014 to January 2016. Prior to that, he served as President, Chief Executive Officer and Board member of CyOptics, Inc. from January 2005 until its sale to Avago Technologies in June 2013, and he was Vice President of Business Development for CyOptics from February 2003 through December 2004. From 2000 until 2003, Mr. Coringrato was co-founder and served as Chief Financial Officer of CENiX, Inc., an optical start-up that developed high-speed optical modules using an automated manufacturing platform. Mr. Coringrato also worked for 18 years at AT&T and Lucent Technologies in its Microelectronics Group where he held positions in engineering, marketing and sales, strategic planning, business development and product management.

Mr. Coringrato holds a Bachelor of Science degree in Industrial Engineering and Systems Management, and an MBA from Pennsylvania State University.

“We are very excited to have Ed join our Board of Directors. His extensive background in the telecommunications industry and expertise in wafer fabrication technology will be extremely valuable as EMCORE continues to grow and expand into new markets," commented Dr. Gerald Fine, EMCORE's Chairman of the Board.

About EMCORE
EMCORE Corporation designs and manufactures Indium Phosphide (InP) optical chips, components, subsystems and systems for the broadband and specialty fiber optics market. EMCORE was the pioneer in linear fiber optic transmission technology, and today is a leader in optical components, as well as a provider of complete end-to-end solutions for high-speed communications network infrastructures, enabling systems and service providers to meet growing demand for bandwidth and connectivity. EMCORE’s advanced optical technologies are designed for cable television (CATV) and fiber-to-the-premise (FTTP) networks, telecommunications and data centers, satellite communications, aerospace and defense, wireless networks, and broadcast and professional audio/video systems. With its world-class InP semiconductor wafer fabrication facility, EMCORE has fully vertically-integrated manufacturing capability and also provides contract design, foundry and component packaging services. EMCORE is headquartered in Alhambra, California with InP wafer fabrication operations in Alhambra, and ISO 9001 certified manufacturing in Alhambra and Langfang, China. For further information about EMCORE, visit http://www.emcore.com.

Forward-looking statements:
The information provided herein may include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements include statements regarding EMCORE's expectations and its growth and expansion into new markets. These forward-looking statements are based on management's current expectations, estimates, forecasts and projections about EMCORE and are subject to risks and uncertainties that could cause actual results and events to differ materially from those stated in the forward-looking statements. Risks and uncertainties that could cause EMCORE's actual results to differ from those set forth in any forward-looking statement are discussed in more detail in EMCORE's SEC filings available at www.sec.gov, including under the headings "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations." Forward-looking statements contained in this press release are made only as of the date hereof, and EMCORE undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.
Contact:

EMCORE Corporation

Mark Weinswig
Chief Financial Officer
(626) 293-3400

Media
Joel Counter
Manager, Corporate Marketing Communications
(626) 999-7017
media@emcore.com

Investor
Erica Mannion
Sapphire Investor Relations, LLC
Phone: (617) 542-6180
investor@emcore.com